Exhibit 23.2

KPMG Somekh Chaikin

8 Hartum St., Har Hotzvim

PO Box 212

Jerusalem 9100102, Israel

+972 2 531 2000

Consent of Independent Auditors

We consent to the use of our report dated June 11, 2026, with respect to the financial statements of Zorronet Ltd., incorporated herein by reference.

/s/ Somekh Chaikin
Somekh Chaikin
Member Firm of KPMG International Jerusalem, Israel

June 30, 2026

KPMG Somekh Chaikin, an Israeli partnership and a member firm of the KPMG global organization of independent member firms affiliated with KPMG International Limited, a private English company limited by guarantee.

Consent of Independent Auditors

We consent to the use of our report dated June 11, 2026, with respect to the financial statements of Zorronet Ltd., incorporated herein by reference.

/s/ Somekh Chaikin
Member Firm of KPMG International Jerusalem, Israel

June 30, 2026